UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

Tristar Acquisition I Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40905	98-1587643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Address of principal executive offices, including zip code)

+1 (781) 640-4446

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	TRIS.U	New York Stock Exchange

Class A Ordinary Share, par value $0.0001 per share	TRIS	New York Stock Exchange

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	TRIS.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 18, 2024, the audit committee (the “Audit Committee”) of the board of directors of Tristar Acquisition I Corp., a Cayman Islands exempted company (the “Company”) determined, after discussion with the Company's management and accounting professionals, that the Company’s unaudited financial statements as of and for the three and nine-month period ended September 30, 2023, contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023 (the “Original Filing”) should no longer be relied upon due to the accounting errors identified therein, which are summarized below, and that it is appropriate to restate the Original Filing.

1.

Management determined that there was an extinguishment of debt with the Company’s prior sponsor, Tristar Holdings I LLC, a Delaware limited liability company (the “Prior Sponsor”), which is a related party, and the extinguishment of debt was incorrectly recorded in the condensed statement of operations instead of as a capital contribution as required by ASC 470-50-40-2.

2.

The Company incorrectly recorded a change in fair value of an unsecured promissory note previously issued to the Prior Sponsor (the “Prior Sponsor Working Capital Loan”) in the condensed statement of operations. The Company’s management determined that, in accordance with ASC 815-15-25 and 470-50-40-2, the Company should have recorded the change in face value vs. fair value for the Prior Sponsor Working Capital Loan as a capital contribution since it was issued at a discount and the debt was with a related party. Additionally, management of the Company re-evaluated the accounting estimate related to the fair value of the Prior Sponsor Working Capital Loan, at the date of forgiveness, September 6, 2023.

3.

The Company’s management determined that the Company did not appropriately record share-based compensation in connection with the Class B ordinary shares of the Company, par value $0.0001 per share, granted to former directors in accordance with ASC 817, “Compensation – Stock Compensation.”

As a result, the Company plans to amend its Original Filing for the applicable reporting period, which the Company intends to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

                The Company’s management has concluded that, in light of the accounting errors described above, a material weakness exists in the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures were not effective. Management is in the process of implementing remediation steps with respect to such material weakness, which will be described in more detail in Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three and nine-month periods ended September 30, 2023 to be filed with the SEC.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTAR ACQUISITION I CORP.

Dated: April 18, 2024	By:	/s/ Xiaoma (Sherman) Lu
	Name:	Xiaoma (Sherman) Lu
	Title:	Chief Executive Officer

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